                                                                     EXHIBIT 23

                                MARCH 27, 1998

San Juan Basin Royalty Trust
Bank One, Texas, N.A.
7th Floor, Suite 704
Fort Worth, Texas 76102

Gentlemen:

  Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities & Exchange Commission Form 10-K for the year ended December 31, 1997 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 1997 based on reserve reports dated March 25, 1998 prepared by Cawley, Gillespie & Associates, Inc.

                                       Sincerely,

                                       /s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.

                                       Cawley, Gillespie & Associates, Inc.